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                                  EXHIBIT 12(b)

                         THE CHASE MANHATTAN CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                                   Three Months Ended
                                                                                     March 31, 2000
                                                                                     --------------
EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes                                                                $ 2,093
                                                                                          -------

Fixed charges:
      Interest expense                                                                      1,483
      One-third of rents, net of income from subleases (a)                                     39
                                                                                          -------
Total fixed charges                                                                         1,522
                                                                                          -------

Less:  Equity in undistributed income of affiliates                                           (17)
                                                                                          -------

Earnings before taxes and fixed charges, excluding capitalized interest                   $ 3,598
                                                                                          =======

Fixed charges, as above                                                                   $ 1,522

Preferred stock dividends                                                                      16
                                                                                          -------

Fixed charges including preferred stock dividends                                         $ 1,538
                                                                                          =======

Ratio of earnings to fixed charges and
      preferred stock dividend requirements                                                  2.34
                                                                                          =======

INCLUDING INTEREST ON DEPOSITS
------------------------------
Fixed charges including preferred stock dividends, as above                               $ 1,538

Add:  Interest on deposits                                                                  1,965
                                                                                          -------

Total fixed charges including preferred stock
   dividends and interest on deposits                                                     $ 3,503
                                                                                          =======

Earnings before taxes and fixed charges, excluding capitalized interest,
   as above                                                                               $ 3,598

Add:  Interest on deposits                                                                  1,965
                                                                                          -------

Total earnings before taxes, fixed charges and interest on deposits                       $ 5,563
                                                                                          =======

Ratio of earnings to fixed charges
      and preferred stock dividend requirements                                              1.59
                                                                                          =======

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(a)  The proportion deemed representative of the interest factor.



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